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Exhibit (a)(1)(E)

FORM OF ADDENDUM

Personnel Grant Status As of 11/06/2006	Hewlett-Packard Company Addendum
Name: John A. Smith ID: 12345

The following is a list of your Mercury outstanding option grant(s) assumed by HP that are eligible for the Section 409A Tender Offer:

Mercury Converted to HP
Option Number	Option Date	Plan	Number of Eligible Options Before Adjustment	Original Exercise Price Before Adjustment		Actual FMV on Option Grant Date Before Adjustment		FMV on Option Grant Date as Adjusted(1)		Number of Adjusted Eligible Options(2)	Adjusted Original Exercise Price(3)		New Exercise Price (if Offer is Accepted)		Cash Compensation (if Offer is Accepted)
XXXX	XX/XX/XXXX	XXXX	X,XXX	$	XX.XXXX	$	XX.XXXX	$	XX.XX	X,XXX	$	XX.XX	$	XX.XX	$	X.XX

(1)
The "FMV on Option Grant Date as Adjusted" shows the per share exercise price based on the fair market value on the date of grant as adjusted in connection with the merger by dividing the actual FMV on the option grant date by 1.34701 and rounding up to the nearest whole cent. This is the same as the "New Exercise Price (if Offer is Accepted)".

(2)
The "Number of Adjusted Eligible Options" is the number of eligible options you now hold, after they were adjusted in the merger by multiplying the number of eligible options before adjustment by 1.34701 and rounded down to the nearest whole share.

(3)
The "Adjusted Original Exercise Price" shows the current exercise price of your eligible options, after they were adjusted in the merger by dividing the original exercise price before adjustment by 1.34701 and rounded up to the nearest whole cent.

Note: This Addendum represents eligible options as of November 6, 2006. Options cease to be eligible for the offer if they are not outstanding as of the expiration of this offer (9:00 p.m. Pacific Time, on December 15, 2006, unless the offer is extended).

If you have questions about the above list, please direct them to: StockTender@mercury.com.

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  Exhibit (a)(1)(E)
FORM OF ADDENDUM